UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	46-2457757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218 Glen Allen, Virginia	23059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-1522

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2017, Straight Path Communications Inc. (the “Registrant”) entered into a Loan Agreement with a syndicate of investors, led by CF Special Situation Fund I, LP (collectively, the “Lenders”) pursuant to which the Lenders are lending the Registrant $17.5 million (the “Loan Amount”) under the terms and conditions set forth in the Loan Agreement.

Under the terms of the Loan Agreement, (i) interest will accrue at an annual interest rate of 5% until June 30, 2017 and then will increase to an annual interest rate of 10%; (ii) on funding of the Loan, the Lenders will be granted warrants to purchase Class B common stock of the Registrant (“Class B Stock”) with an aggregate exercise price equal to 50% of the Loan Amount (the exercise price is $34.70 per share, based on the weighted average trading price for the Class B Stock for the 5 trading days preceding the funding date); (iii) if any portion of the Loan Amount remains outstanding after June 30, 2017, the Lenders will receive additional warrants on a monthly basis with an aggregate exercise price equal to 10% (dropping to 7.5% in September) of the then outstanding Loan Amount (the exercise price to be based on the weighted average trading price for the Class B Stock for the 10 trading days preceding the funding date); (iii) to the extent held by the lenders, exercise of the warrants will reduce the outstanding Loan Amount; and (iv) the Maturity Date of the loan is December 29, 2017.

The Loan is currently the only debt of the Registrant and is secured by many of the assets of the Registrant and its subsidiaries.

This description is a summary and does not purport to be a complete description of the Loan Agreement. It is qualified in its entirety by reference to the Loan Agreement, which is attached hereto as Exhibit 10.01 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 7, 2017, the Registrant issued a press release announcing its entry into Loan Agreement described in Item 1.01 above. The Registrant is furnishing the information contained in this Report, including the press release, pursuant to Item 7.01 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.01	Loan Agreement between the Registrant and each Lender named on Schedule A thereto, dated February 6, 2017.
99.1	Press Release of the Registrant, dated February 7, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Jonathan Rand
Name:	Jonathan Rand
Title:	Chief Financial Officer

Dated: February 7, 2017

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EXHIBIT INDEX

Exhibit No.	Document
10.01	Loan Agreement between the Registrant and each Lender named on Schedule A thereto, dated February 6, 2017.
99.1	Press Release of the Registrant, dated February 7, 2017.

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